Exhibit 10.7

WAIVER AND AMENDMENT

WAIVER AND AMENDMENT, dated as of March 31, 2007, to that certain Loan Agreement, dated as of September 29, 2006 (the “Closing Date”) (the “Loan Agreement”), between RACKABLE SYSTEMS, INC., a corporation organized under the laws of the State of Delaware (“Borrower”), and HSBC Bank USA, National Association a bank organized under the laws of the United States (“Bank”).

BACKGROUND

Borrower has requested that Bank waive compliance with a certain term of the Loan Agreement and amend a term of the Loan Agreement, and the Bank is willing to do so on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Bank, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Definitions.

All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

2.	Waiver.

Bank hereby waives Borrower’s compliance with Section 4.1(d), of the Loan Agreement for the fiscal quarter ended March 31, 2007.

3.	Amendment.

From and after the date of this Waiver and Amendment becoming effective in accordance with Section 4 below, paragraph 4.1(d) shall be amended in its entirety to read as follows:

“Net Income. The Borrower shall not permit its Net Income to be less than $1.00 for any two consecutive fiscal quarters, excluding the impact of Stock Compensation Charges pursuant to the requirements of FAS 123 (R) and acquisition related charges for the Terrascale acquisition pursuant to the requirements of purchase accounting rules.”

4.	Conditions of Effectiveness.

This Waiver and Amendment shall become effective upon the Bank having received three copies of this Waiver and Amendment executed by Borrower.

5.	Representations and Warranties.

In order to induce Bank to enter into this Waiver and Amendment, Borrower hereby represents and warrants as follows:

The Loan Agreement continues to constitute, the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

Each of the representations and warranties made by Borrower in the Loan Agreement is true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof (or, if such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

No Event of Default has occurred and is continuing or would exist after giving effect to this Waiver and Amendment.

Borrower has no defense, counterclaim or offset with respect to the Loan Agreement.

6.	Effect on the Loan Agreement.

The execution, delivery and effectiveness of this Waiver and Amendment shall not operate as a waiver of any right, power or remedy of Bank, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

7.	Governing Law.

This Waiver and Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of California.

8.	Headings.

Section headings in this Waiver and Amendment are included herein for convenience of reference only and shall not constitute a part of this Waiver and Amendment for any other purpose.

9.	Counterparts; Facsimile.

This Waiver and Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

IN WITNESS WHEREOF, this Waiver and Amendment has been duly executed as of the day and year first written above.

RACKABLE SYSTEMS, INC.

By:	/s/ Madhu Ranganathan
Name:	Madhu Ranganathan
Title:	Chief Financial Officer

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ David C. Hants
Name:	David C. Hants
Title:	Senior Vice President